Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, November 9, 2021 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2021 THIRD QUARTER RESULTS
•Total revenues increase 42.0% from Q3 '20 - aided by the Punchh acquisition
•Software Annual Recurring Revenues (ARR)* grew to $82.5 million - a 164% increase from the $31.3 million reported in Q3 '20 - aided by the Punchh acquisition
•Largest Brink POS Activations†  quarter in PAR history

New Hartford, NY- November 9, 2021 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its results for the third quarter ended September 30, 2021.

Summary of Fiscal 2021 Third Quarter
•Revenues were reported at $77.9 million for the third quarter of 2021, a 42.0% increase compared to $54.8 million for the same period in 2020. Punchh contributed $9.7 million of revenue for the third quarter of 2021.
•Net loss for the third quarter of 2021 was $31.9 million, or $1.23 loss per share, compared to a net loss of $3.7 million, or $0.20 loss per share reported for the same period in 2020.
•EBITDA for the third quarter of 2021 was a loss of $20.4 million compared to EBITDA of $0.9 million for the same period in 2020.**
•Adjusted EBITDA for the third quarter of 2021 was a loss of $4.0 million compared to Adjusted EBITDA of $0.1 million for the same period in 2020.**
•Adjusted net loss for the third quarter of 2021 was $9.3 million, or $0.36 adjusted net loss per share, compared to an adjusted net loss of $2.4 million, or $0.11 adjusted net loss per share, for the same period in 2020.**

Summary of Year-to-Date Financial Results
•Revenues were reported at $201.3 million for the nine months ended September 30, 2021, an increase of 29.6% when compared to $155.3 million for the same period in 2020. Punchh contributed $17.8 million of revenue in 2021.
•Net loss for the September 30, 2021 September 30, 2021 was $50.2 million, or $2.05 loss per share, compared to a net loss of $23.6 million, or $1.30 loss per share reported for the same period in 2020.
•EBITDA for the nine months ended September 30, 2021was a loss of $34.9 million compared to an EBITDA loss of $14.6 million for the same period in 2020.**
•Adjusted EBITDA for the nine months ended September 30, 2021 was a loss of $12.9 million compared to an Adjusted EBITDA loss of $3.8 million for the same period in 2020.**
•Adjusted net loss for the nine months ended September 30, 2021 was $26.0 million, or $1.06 adjusted net loss per share, compared to an adjusted net loss of $10.9 million, or $0.59 adjusted net loss per share, for the same period in 2020.**
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* Annualized Recurring Revenue (“ARR”), is an operating metric that represents the annualized revenue from SaaS and related revenue of our software products. We calculate ARR by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period. ARR also includes recurring payment processing services revenue, net of expenses. We charge a per-transaction fee each time a customer payment is processed electronically. Operating metrics do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Operating metrics are not a forecast or indicator of future or expected results and should not have undue reliance placed upon them by investors.
** A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.

PAR Technology CEO, Savneet Singh commented, “We are pleased with our performance in Q3 which included record Brink POS activations and continued strong growth within our Punchh product line. Our enterprise customers continue to embrace PAR’s unified commerce cloud platform as they increase spending across their full tech stack. At the end of Q3, ARR is now $82.5 million, a 35% increase from the $61.2 million reported one year ago (including Q3 ’20 Punchh of $44.0 million for year-over-year comparison). Punchh delivered year-over-year ARR growth of 47% and Brink POS also reported strong ARR growth of 29% from Q3 2020. Our product revenue in the quarter grew by 48% from Q3 last year demonstrating the demand for PAR’s complete platform. We are excited to see our strategic vision unfold, and the unique value we are delivering puts us in a strong position to capitalize on our large market opportunity.”

Mr. Singh continued, “Our Government segment was recently awarded a $490.4 million IDIQ contract by the U.S. Air Force for software, hardware, and technical documentation for Counter-small Unmanned Aircraft Systems. This contract is far and away the largest task order vehicle ever awarded in our Company's history and will provide revenue growth and increases in our already impressive backlog for years to come.”

Highlights of Brink POS - Third Quarter 2021:
-- Brink POS ARR* at end of Q3 '21 totaled $29.5 million / Contracted ARR†† at end of Q3 '21 totaled $33.5 million
-- New store Activations† in Q3 '21 totaled 1,739 sites
-- Brink POS Bookings†††  in Q3 '21 totaled 782 sites
-- Brink POS open orders (backlog) totaled 2,032 sites at end of Q3 '21
-- Active billed Brink POS sites as of September 30, 2021 totaled 14,861 restaurants

Highlights of Punchh - Third Quarter 2021:
--Punchh ARR* at end of Q3 '21 totaled $44.0 million / Contracted ARR†† at end of Q3 '21 totaled $63.3 million
--New store Activations† in Q3 '21 totaled 4,559 sites
--Active Punchh sites as of September 30, 2021 totaled 52,935 restaurants

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on November 9, 2021, during which the Company’s management will discuss the financial results for the third quarter ended September 30, 2021. To participate in the call, please call 844-419-5412, approximately 10 minutes in advance. No passcode is required to participate in the live call or to listen to the replay version. Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at https://www.partech.com/about-us/investor-relations/. Alternatively, listeners may access an archived version of the presentation call after 7:30 p.m. on November 9, 2021 through November 16, 2021 by dialing 855-859-2056 and using conference ID 5557246.
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† Activations are an operating metric calculated as of the end of each month based on the number of SaaS customers that have initiated use of our software products/platforms. Once “activated”, PAR begins to invoice/bill the customer. In specific cases with Punchh, invoicing takes place before activation begins. Operating metrics do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Operating metrics are not a forecast or indicator of future or expected results and should not have undue reliance placed upon them by investors.
†† Contracted ARR is an operating metric calculated as ARR* that also includes signed/booked sites that have yet to be activated.
††† Bookings are an operating metric that represent customer purchase orders for SaaS; upon PAR's acceptance, the customer is obligated to purchase the SaaS and pay PAR for the services. In specific cases with Punchh, bookings are added at the time of execution of the relevant master services agreement.

About PAR Technology Corporation.

For more than 40 years, PAR Technology Corporation’s (NYSE: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 100,000 restaurants in more than 110 countries use PAR’s restaurant hardware, software, drive-thru, and back-office solutions. With the acquisition of Punchh Inc., a leading SaaS-based customer loyalty solutions provider, PAR has become a unified commerce cloud platform for enterprise restaurants. To learn more, visit www.partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release, including forward-looking statements relating to and our expectations regarding the Punchh business and the anticipated benefits of such acquisition, and the impact of the COVID-19 pandemic, including the Delta variant, on our business, operations, financial condition, and financial results. Factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release, include but are not limited to, those described in our filings with the Securities and Exchange Commission.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

Assets	September 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$200,293	$180,686
Accounts receivable – net	48,902	42,980
Inventories – net	33,988	21,638
Other current assets	13,111	3,625
Total current assets	296,294	248,929
Property, plant and equipment – net	13,831	13,856
Goodwill	459,195	41,214
Intangible assets – net	123,057	33,121
Lease right-of-use assets	4,138	2,569
Other assets	9,877	4,060
Total assets	$906,392	$343,749
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$695	$666
Accounts payable	23,846	12,791
Accrued salaries and benefits	14,841	13,190
Accrued expenses	3,887	2,606
Lease liabilities – current portion	1,698	1,200
Customer deposits and deferred service revenue	15,498	9,506
Total current liabilities	60,465	39,959
Lease liabilities – net of current portion	2,824	1,462
Long-term debt	302,336	105,844
Deferred service revenue – noncurrent	6,799	3,082
Other long-term liabilities	9,287	4,997
Total liabilities	381,711	155,344
Commitments and contingencies (Note 11)
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $.02 par value, 58,000,000 shares authorized, 28,017,033 and 22,982,955 shares issued, 26,855,578 and 21,917,357 outstanding at September 30, 2021 and December 31, 2020, respectively	560	459
Additional paid in capital	634,895	243,575
Accumulated deficit	(96,866)	(46,706)
Accumulated other comprehensive loss	(3,992)	(3,936)
Treasury stock, at cost, 1,161,455 shares and 1,065,598 shares at September 30, 2021 and December 31, 2020, respectively	(9,916)	(4,987)
Total shareholders’ equity	524,681	188,405
Total Liabilities and Shareholders’ Equity	$906,392	$343,749

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2021 (the “Quarterly Report”).

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
Revenues, net:
Product	$30,291	$20,470	$72,786	$51,437
Service	29,530	16,877	74,743	50,952
Contract	18,039	17,500	53,748	52,881
Total revenues, net	77,860	54,847	201,277	155,270
Costs of sales:
Product	22,786	15,995	56,158	40,882
Service	20,792	11,252	52,427	33,810
Contract	16,068	15,929	49,175	48,781
Total cost of sales	59,646	43,176	157,760	123,473
Gross margin	18,214	11,671	43,517	31,797
Operating expenses:
Selling, general and administrative	21,662	10,512	59,145	31,988
Research and development	10,122	4,210	24,574	13,613
Amortization of identifiable intangible assets	539	257	1,303	677
Adjustment to contingent consideration liability	—	(2,310)	—	(2,310)
Gain on insurance proceeds	—	—	(4,400)	—
Total operating expenses	32,323	12,669	80,622	43,968
Operating loss	(14,109)	(998)	(37,105)	(12,171)
Other expense, net	(539)	(486)	(931)	(1,250)
Interest expense, net	(5,406)	(2,235)	(12,503)	(6,318)
Loss on extinguishment of debt	(11,916)	—	(11,916)	(8,123)
Loss before benefit from income taxes	(31,970)	(3,719)	(62,455)	(27,862)
Benefit from income taxes	37	8	12,295	4,265
Net loss	$(31,933)	$(3,711)	$(50,160)	$(23,597)
Net loss per share (basic and diluted)	$(1.23)	$(0.20)	$(2.05)	$(1.30)
Weighted average shares outstanding (basic and diluted)	25,998	18,250	24,485	18,145
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table sets forth certain unaudited supplemental financial data for the periods indicated (in thousands):

Segment Revenue by product line trailing seven quarters are set forth below:

	2021			2020
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Restaurant/Retail
Hardware	$29,669	$23,355	$17,835	$21,595	$20,168	$12,129	$18,137
Software	17,168	15,100	7,876	6,665	6,798	5,977	6,944
Services	12,984	12,669	10,873	11,863	10,381	9,527	12,328
Total Restaurant/Retail	$59,821	$51,124	$36,584	$40,123	$37,347	$27,633	$37,409

Government
Intelligence, Surveillance, and Reconnaissance	$9,619	$9,284	$9,547	$9,990	$8,943	$9,741	$8,772
Mission Systems	8,237	8,338	8,131	8,328	8,084	8,088	8,448
Product Services	183	204	205	75	473	229	103
Total Government	$18,039	$17,826	$17,883	$18,393	$17,500	$18,058	$17,323

Total Revenue	$77,860	$68,950	$54,467	$58,516	$54,847	$45,691	$54,732

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, non-GAAP adjusted financial measures, as set forth in the reconciliation tables below, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s consolidated interim condensed financial statements prepared in accordance with GAAP.

Within this press release, the Company makes reference to EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA and adjusted net loss, net of tax, represent EBITDA as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition and integration expense, certain pending litigation expenses and other non-recurring charges that may not be indicative of the Company’s financial performance.

The Company is presenting adjusted EBITDA and adjusted net loss because we believe that they provide a more meaningful comparison than EBITDA and net loss of the Company's core business operating results and those of other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting its ongoing cash earnings, from which capital investments are made and debt is serviced.

However, EBITDA, adjusted EBITDA and adjusted net loss are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables below provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss.

The Company's results of operations are impacted by certain non-cash and non-recurring charges, including stock-based compensation, acquisition and divestiture related expenditures, expense related to the Company's efforts to resolve matters associated with conduct in its China and Singapore offices, which was the focus of an investigation undertaken by our Audit Committee in 2016 (the “China/Singapore matter”), and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its costs of sales, operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges, provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except per share and footnote amounts):

	Three Months Ended September 30,
	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA
Net loss	$(31,933)	$(3,711)
Benefit from income taxes	(37)	(8)
Interest expense	5,406	2,235
Depreciation and amortization	6,199	2,409
EBITDA	$(20,365)	$925
Stock-based compensation expense (1)	3,785	1,005
Contingent consideration (2)	—	(2,310)
Acquisition costs (3)	138	—
Loss on extinguishment of debt (4)	11,916	—
Other expense – net (5)	539	486
Adjusted EBITDA	$(3,987)	$106

1	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $3.8 million for the three months ended September 30, 2021 and $1.0 million for the three months ended September 30, 2020.
2	Adjustment reflects a change to the fair market value of the contingent consideration liability related to the 2019 acquisition of AccSys, LLC (the “Restaurant Magic Acquisition”).
3	Adjustment reflects the expenses incurred in the April 8, 2021 merger transaction whereby Punchh Inc become a wholly owned subsidiary of the Company (the “Punchh Acquisition”) of $0.1 million for the three months ended September 30, 2021.
4	Adjustment reflects the $11.9 million loss on extinguishment of debt related to the repayment of the senior secured term loan under the credit agreement we entered into with Owl Rock First Lien Master Fund, L.P. to fund a portion of the Punch Acquisition (the “Owl Rock Term Loan”) during the three months ended September 30, 2021.
5	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Three Months Ended September 30,
	2021		2020
Reconciliation of Adjusted Net Loss/Adjusted Diluted Loss per Share:
Net loss/diluted loss per share	$(31,933)	$(1.23)	$(3,711)	$(0.20)
Benefit from income taxes (1)	(162)	(0.01)	0	0.00
Non-cash interest expense (2)	2,118	0.08	1,126	0.07
Acquired intangible assets amortization (3)	4,279	0.16	1,037	0.06
Stock-based compensation expense (4)	3,785	0.15	1,005	0.06
Contingent Consideration (5)	—	—	(2,310)	(0.13)
Acquisition costs (6)	138	0.01	—	—
Loss on extinguishment of debt (7)	11,916	0.46	—	—
Other expense – net (8)	539	0.02	486	0.03
Adjusted net loss/adjusted diluted loss per share	$(9,320)	$(0.36)	$(2,367)	$(0.11)

Adjusted weighted average common shares outstanding	25,998		18,250

1	Adjustment reflects a partial release of our deferred tax asset valuation allowance of $0.2 million related to the Punchh Acquisition for the three months ended September 30, 2021. The income tax effect of the below adjustments were not tax-effected due to the valuation allowance on all of our net deferred tax assets.
2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the 4.500% Convertible Senior Notes due 2024 (the “2024 Notes”), 2.875% Convertible Senior Notes due 2026 (the “2026 Notes”), the 2027 Notes, and the Owl Rock Term Loan of $2.1 million and $1.1 million for the three months ended September 30, 2021 and 2020, respectively.
3	Adjustment reflects amortization expense of acquired developed technology within gross margin of $3.8 million and $0.9 million for the three months ended September 30, 2021 and 2020; and amortization expense of acquired other intangible assets of $0.5 million and $0.1 million for the three months ended September 30, 2021 and 2020, respectively.
4	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $3.8 million for the three months ended September 30, 2021 and $1.0 million for the three months ended September 30, 2020.
5	Adjustment reflects to change to the fair market value of the contingent consideration liability related to the Restaurant Magic Acquisition.
6	Adjustment reflects the expenses incurred in the Punchh Acquisition of $0.1 million for the three months ended September 30, 2021.
7	Adjustment reflects the $11.9 million loss on extinguishment of debt related to the repayment of the Owl Rock Term Loan during the three months ended September 30, 2021.
8	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Nine Months Ended September 30,
	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA
Net loss	$(50,160)	$(23,597)
Benefit from income taxes	(12,295)	(4,265)
Interest expense	12,503	6,318
Depreciation and amortization	15,069	6,946
EBITDA	$(34,883)	$(14,598)
Stock-based compensation expense (1)	9,356	3,217
China/Singapore expense (2)	50	126
Contingent Consideration (3)	—	(2,310)
Pending litigation expense (4)	600	—
Acquisition costs (5)	3,526	—
Gain on insurance proceeds (6)	(4,400)	—
Severance (7)	0	359
Loss on extinguishment of debt (8)	11,916	8,123
Other expense – net (9)	931	1,250
Adjusted EBITDA	$(12,904)	$(3,833)

1	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts for the nine months ended September 30, 2021 of $9.4 million and for the nine months ended September 30, 2020 of $3.2 million.
2	Adjustment reflects the expenses related to the resolution of China/Singapore matter of $0.1 million for both the nine months ended September 30, 2021 and 2020.
3	Adjustment reflects to change to the fair market value of the contingent consideration liability related to the Restaurant Magic Acquisition.
4	Adjustment reflects expenses accrued for a pending legal matter of $0.6 million for the nine months ended September 30, 2021.
5	Adjustment reflects the expenses incurred in the Punchh Acquisition of $3.5 million for the nine months ended September 30, 2021.
6	Adjustment represents the gain on insurance stemming from a legacy claim of $4.4 million for the nine months ended September 30, 2021.
7	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.4 million for the nine months ended September 30, 2020.
8	Adjustment reflects loss on extinguishment of debt of $11.9 million related to the repayment of the Owl Rock Term Loan for the nine months ended September 31, 2021 and an adjustment of $8.1 million related to the repurchase of approximately $66.3 million of the 4.500% Convertible Senior Notes due 2024 (the “2024 Notes”) for the nine months ended September 30, 2020.
9	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Nine Months Ended September 30,
	2021		2020
Reconciliation of Adjusted Net Loss/Adjusted Diluted Loss per Share:
Net loss/diluted loss per share	$(50,160)	$(2.05)	$(23,597)	$(1.30)
Benefit from income taxes (1)	(12,522)	(0.51)	(4,408)	(0.24)
Non-cash interest expense (2)	5,035	0.21	3,205	0.18
Acquired intangible assets amortization (3)	9,630	0.39	3,112	0.17
Stock-based compensation expense (4)	9,356	0.38	3,217	0.18
China/Singapore expense (5)	50	—	126	0.01
Contingent Consideration (6)	—	—	(2,310)	(0.13)
Pending litigation expense (7)	600	0.02	—	—
Acquisition costs (8)	3,526	0.14	—	—
Gain on insurance proceeds (9)	(4,400)	(0.18)	—	—
Severance (10)	—	—	359	0.02
Loss on extinguishment of debt (11)	11,916	0.49	8,123	0.45
Other expense – net (12)	931	0.05	1,250	0.07
Adjusted net loss/adjusted diluted loss per share	$(26,038)	$(1.06)	$(10,923)	$(0.59)

Adjusted weighted average common shares outstanding	24,485		18,145

1	Adjustment reflects a partial release of our deferred tax asset valuation allowance of $12.5 million related to the Punchh Acquisition for the nine months ended September 30, 2021; and, a reduction to the benefit of income taxes of $4.4 million for the nine months ended September 30, 2020 related to the issuance of the 2.875% Convertible Senior Notes due 2026 and partial repurchase of the 4.500% Convertible Senior Notes due 2024. The income tax effect of the below adjustments were not tax-effected due to the valuation allowance on all of our net deferred tax assets.
2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the 2024 Notes, the 2026 Notes, the 2027 Notes and the Owl Rock Term Loan of $5.0 million and $3.2 million for the nine months ended September 30, 2021 and 2020, respectively.
3	Adjustment reflects amortization expense of acquired developed technology within gross margin of $8.3 million and $2.6 million for the nine months ended September 30, 2021 and 2020, respectively; and amortization expense of acquired other intangible assets of $1.3 million and $0.5 million for the nine months ended September 30, 2021 and 2020, respectively.
4	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts for the nine months ended September 30, 2021 of $9.4 million and for the nine months ended September 30, 2020 of $3.2 million.
5	Adjustment reflects the expenses related to the resolution of China/Singapore matter of $0.1 million for both the nine months ended September 30, 2021 and 2020.
6	Adjustment reflects to change to the fair market value of the contingent consideration liability related to the Restaurant Magic Acquisition.
7	Adjustment reflects expenses accrued for a pending legal matter of $0.6 million for the nine months ended September 30, 2021.
8	Adjustment reflects the expenses incurred in the Punchh Acquisition of $3.5 million for the nine months ended September 30, 2021.
9	Adjustment represents the gain on insurance stemming from a legacy claim of $4.4 million for the nine months ended September 30, 2021.
10	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.4 million for the nine months ended September 30, 2020.
11	Adjustment reflects loss on extinguishment of debt of $11.9 million related to the repayment of the Owl Rock Term Loan for the nine months ended September 31, 2021 and an adjustment of $8.1 million related to the repurchase of approximately $66.3 million of the 2024 Notes for the nine months ended September 30, 2020.
12	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.